SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ____________________

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 28, 1999

                              ____________________
                           LAWTER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                  1-07558            36-1370818
 (State or other jurisdiction of  (Commission File      (IRS Employer
  incorporation or organization)       Number)        Identification No.)

                                   1 Terra Way
                                8601 95th Street
                        Pleasant Prairie, Wisconsin 53158
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code:  414-947-7300

                              ____________________


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Item 5. Other Events.

On April 28, 1999, Lawter International, Inc. (the "Company") and Eastman Chemical Company ("Parent") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Lipstick Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"), will commence a cash tender offer (the "Offer"), to purchase all the issued and outstanding shares of common stock of the Company, $1.00 par value per share (the "Shares"), at a price of $12.25 per Share, net to the seller in cash, without interest thereon, subject to the terms and conditions of the Offer. The obligation of Purchaser to accept for payment or pay for Shares is subject to the satisfaction of the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Purchaser, represents at least a majority of the Shares outstanding on a fully diluted basis, and certain other conditions. The Merger Agreement provides that, following the consummation of the Offer, upon the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held in the treasury of the Company, Shares owned by Parent, Purchaser or any other wholly owned subsidiary of Parent, or Shares held by stockholders who properly perfect their dissenters' rights under the Delaware General Corporation
Law) will be converted, by virtue of the Merger and without any action by the holder thereof, into the right to receive $12.25 per Share (or any higher price paid per Share in the Offer) (the "Offer Price"), net to the seller in cash, without interest thereon.

In connection with the Merger Agreement and pursuant to a Stock Option Agreement dated as of April 28, 1999 among the Company, Parent and Purchaser, the Company has granted Purchaser an irrevocable option to purchase up to that number of newly issued Shares equal to the number of Shares (not to exceed 19.9% of the number of Shares outstanding on April 28, 1999) that, when added to the number of Shares owned by Purchaser and its affiliates immediately following consummation of the Offer, shall constitute 90% of the Shares then outstanding on a fully diluted basis (giving effect to the issuance of such option shares) for a consideration per option share equal to the Offer Price.

As of April 28, 1999, there were approximately 33,000,000 Shares issued and outstanding. The transaction is subject to various regulatory approvals, including Hart-Scott-Rodino clearance, and to the satisfaction of certain other conditions, and also provides for the payment of a break-up fee and reimbursement of certain expenses under certain conditions.

The Company is a worldwide leader in the development, production and marketing of specialty products for the inks and coatings markets. The joint press release of the Company and Parent announcing the signing of the Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company's press release announcing its earnings for the quarter ended March 31, 1999 is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.
        Exhibit
        Number              Description of Exhibit
        -------             ----------------------
        99.1 Press Release dated April 28, 1999, of Lawter International, Inc. and Eastman Chemical Company announcing the signing of the Merger Agreement.

        99.2 Press Release dated April 28, 1999 of Lawter International, Inc. announcing first quarter earnings.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LAWTER INTERNATIONAL, INC.



By:  /s/ John P. O'Mahoney
        John P. O'Mahoney
        Chairman and Chief Executive Officer

Dated:  April 28, 1999